Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Virginia Premium Income Municipal Fund

811-07490


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
 <c> MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
            4,661,554
                   1,453
   Against
               318,427
                        82
   Abstain
               185,106
                      448
   Broker Non-Votes
            1,354,950
                         -
      Total
            6,520,037
                   1,983

            4,661,554
                   1,453
To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
            4,704,960
                   1,455
   Against
               291,053
                        80
   Abstain
               169,074
                      448
   Broker Non-Votes
            1,354,950
                         -
      Total
            6,520,037
                   1,983



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
            4,612,617
                   1,453
   Against
               359,873
                        82
   Abstain
               192,597
                      448
   Broker Non-Votes
            1,354,950
                         -
      Total
            6,520,037
                   1,983



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
            4,607,762
                   1,445
   Against
               346,718
                        90
   Abstain
               210,607
                      448
   Broker Non-Votes
            1,354,950
                         -
      Total
            6,520,037
                   1,983



To approve the elimination of the fundamental policy relating to commodities.


   For
            4,631,417
                   1,442
   Against
               331,998
                        78
   Abstain
               201,672
                      463
   Broker Non-Votes
            1,354,950
                         -
      Total
            6,520,037
                   1,983



To approve the new fundamental policy
relating to commodities.


   For
            4,641,713
                   1,442
   Against
               325,766
                        78
   Abstain
               197,608
                      463
   Broker Non-Votes
            1,354,950
                         -
      Total
            6,520,037
                   1,983




Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052359.